UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2026

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 9, 2026, Wolfspeed, Inc. (the “Company”) disclosed certain unaudited pro forma consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for the Company and its consolidated subsidiaries. The Pro Forma Financial Information is provided for informational purposes only and gives effect to (i) the Company’s prepackaged plan of reorganization (the “Plan”), which became effective on September 29, 2025 (the “Effective Date”), as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, filed with the Securities and Exchange Commission on November 7, 2025, (ii) the Company’s adoption of fresh start accounting on the Effective Date in accordance with Accounting Standards Codification 852, “Reorganizations,” and (iii) receipt of Regulatory Approvals (as defined in the Plan), which occurred on January 29, 2026.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following Pro Forma Financial Information, giving effect to the Plan, adoption of fresh start accounting on the Effective Date and receipt of Regulatory Approvals on January 29, 2026, is attached as Exhibit 99.1 hereto and incorporated herein by reference: unaudited pro forma consolidated statements of operations for the year ended June 29, 2025 and for the nine months ended March 29, 2026.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: June 9, 2026